SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 28, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 1.01. Entry Into a Material Definitive Agreement

Entergy Corporation

On July 28, 2005, Entergy Corporation (the "Company") adopted a change to the application of its policy with respect to the personal use of corporate aircraft by executives. The Company decided to allow personal use of corporate aircraft at Company expense for the Company's Chief Executive Officer, J. Wayne Leonard. In addition, the Company has agreed to pay Mr. Leonard a "gross-up" amount in order to pay for any tax obligations he might incur based on income imputed to him because of his own personal use of Company aircraft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Nathan E. Langston
Nathan E. Langston Senior Vice President and Chief Accounting Officer

Dated: August 3, 2005